SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.       )

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☐	Preliminary information statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

BLUE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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BLUE HOLDINGS, INC.
5804 East Slauson Avenue
Commerce, California 90040

To the Holders of Preferred Stock and Common Stock of
Blue Holdings, Inc.:

On March 5, 2008, Blue Holdings, Inc., a Nevada corporation (“we” or “our”), obtained written consent from stockholders holding a majority of the outstanding shares of our voting securities entitled to vote on the following actions:

1.
To authorize the issuance of up to an aggregate of $3,129,600 of thirty-month 8% senior secured convertible notes, and five-year warrants to purchase up to an aggregate of 1,462,500 shares of our common stock.

On March 21, 2008, we obtained written consent from stockholders holding a majority of the outstanding shares of our voting securities entitled to vote on the following actions:

1.
To approve the amendment of our articles of incorporation to authorize a reverse split of our outstanding common stock at a ratio ranging from 1-for-1.5 to 1-for-2.5, to be determined at the discretion of our board of directors, with special treatment for certain of our stockholders to preserve round lot stockholders.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.  Our board of directors has unanimously approved the above actions.

Under Section 78.320 of the Nevada General Corporation Law, any action required or permitted by the Nevada General Corporation Law to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing actions.  No other vote or stockholder action is required.  You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Glenn S. Palmer
Glenn S. Palmer
Director, Chief Executive Officer and President

Commerce, California
April 18, 2008

BLUE HOLDINGS, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Blue Holdings, Inc., a Nevada corporation (“we,” “us” or “our”), to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our outstanding voting securities entitled to vote thereon.  This action is being taken in accordance with the requirements of the general corporation law of the State of Nevada (“NGCL”).

Our board of directors has determined that the close of business on April 18, 2008 is the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing: (i) the issuance of up to an aggregate of $3,129,600 of thirty-month senior secured convertible notes, and five-year warrants to purchase up to an aggregate of 1,462,500 shares of our common stock (the “Financing”); and (ii) a reverse split of our currently outstanding common stock at a ratio ranging from 1-for-1.5 to 1-for-2.5, to be determined at the discretion of our board of directors, with special treatment for certain of our stockholders to preserve round lot stockholders and the rounding up for fractional interests as herein provided (the “Reverse Split”).  The foregoing actions are referred to herein collectively as the “Actions.”

Under Section 78.320 of the NGCL, any action required or permitted by the NGCL to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the approval of the action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On March 5, 2008, a stockholder who owned of record 16,028,757 shares of our common stock and 1,000,000 shares of our Series A Convertible Preferred Stock (which were convertible into 4,623,589 shares of our common stock), representing approximately 61.1% of the then outstanding shares of our common stock, all of the outstanding shares of our Series A Convertible Preferred Stock, and 66.9% of the outstanding shares of our common stock and Series A Convertible Preferred Stock, voting together as a single class on an as-converted basis, executed and delivered to us a written consent authorizing and approving the Financing.

On March 21, 2008, a stockholder who owned of record 16,028,757 shares of our common stock and 1,000,000 shares of our Series A Convertible Preferred Stock (which were convertible into 4,623,589 shares of our common stock), representing approximately 62.1% of the then outstanding shares of our common stock, all of the outstanding shares of our Series A Convertible Preferred Stock, and 66.9% of the outstanding shares of our common stock and Series A Convertible Preferred Stock, voting together as a single class on an as-converted basis, executed and delivered to us a written consent authorizing and approving the Reverse Split.

Accordingly, the Actions have been approved by a majority of our outstanding voting securities entitled to vote thereon.  As such, no vote or further action of our stockholders is required to approve the Actions.  You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders. However, under federal law, these Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

On March 4, 2008, our board of directors approved the Financing and authorized our officers to deliver this Information Statement.  On March 21, 2008, our board of directors approved the Reverse Split and authorized our officers to deliver this Information Statement.

Our executive offices are located at 5804 East Slauson Avenue, Commerce, California 90040, and our telephone number is (323) 725-5555.

This Information Statement will first be mailed to stockholders on or about April 18, 2008 and is being furnished for informational purposes only.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

VOTING SECURITIES

We had shares of our common stock and Series A Convertible Preferred Stock issued and outstanding at the time of each stockholder action.  Our common stock is traded on the NASDAQ Capital Market under the symbol “BLUE.”  As of March 5, 2008, the date of the approval of the Financing, there were 26,232,200 shares of our common stock issued and outstanding and 1,000,000 shares of our Series A Convertible Preferred Stock (which were convertible into 4,623,589 shares of our common stock) issued and outstanding.  As of March 21, 2008, the date of the approval of the Reverse Split, there were 27,982,200 shares of our common stock issued and outstanding and 1,000,000 shares of Series A Convertible Preferred Stock (which were convertible into 4,623,589 shares of our common stock) issued and outstanding.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval.  The holders of Series A Convertible Preferred Stock are entitled to vote together with the holders of our common stock, as a single class, upon all matters submitted to holders of our common stock for a vote.  Each share of Series A Convertible Preferred Stock will carry a number of votes equal to the number of shares of our common stock then issuable upon its conversion into common stock in any matter submitted to holders of our common stock for vote.  The consent of the holders of a majority of the total combined voting power of all classes of our securities entitled to vote was necessary to authorize each of the Actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 27, 2008 for (i) each executive officer and director, (ii) all executive officers and directors as a group, and (iii) each other stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, on an approximated basis.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of our common stock actually outstanding at March 27, 2008.

Under the terms of the convertible notes and the warrants described in the section captioned “Private Placement of Convertible Notes and Warrants,” a holder of such securities may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of our common stock following such conversion or exercise, excluding for purposes of such determination shares of our common stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants that have not been exercised.  The shares of our common stock and percentage ownership listed in the following table for Gemini Master Fund, Ltd. do not reflect these contractual limitations on a holder’s ability to acquire shares of our common stock upon conversion of its convertible note or exercise of its warrant.

Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown.  The following table assumes a total of 27,982,200 shares of our common stock issued and outstanding as of March 27, 2008.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Beneficial Ownership
Executive Officers and Directors:
Paul Guez (2)	24,528,228	75.2%
Glenn S. Palmer (3)	280,000	1.0%
Harry Haralambus (4)	50,000	*
Leonard Hecht (5)	50,000	*
Kevin Keating (6)	88,983	*
All Executive Officers and Directors as a group (6 persons) (7)	24,997,211	75.8%

Greater than 5% Holders:
Gemini Master Fund, Ltd. (8) c/o Gemini Strategies, LLC 12220 El Camino Real, Suite 400 San Diego, California 92130	3,375,000	10.8%

*	Less than 1%.

(1)	Unless otherwise stated, the address is c/o Blue Holdings, Inc., 5804 East Slauson Avenue, Commerce, California 90040.

(2)
Consists of 16,028,757 shares of our common stock held by Paul Guez, 1,750,000 shares of our common stock held jointly by Paul Guez and Elizabeth Guez, his spouse, 2,008,500 shares of our common stock held by Elizabeth Guez (as the Paul and Elizabeth Guez live in the same household, Paul Guez may be deemed to be the beneficial owner of the shares of our common stock held by Elizabeth Guez, however, Paul Guez disclaims beneficial ownership thereof), 117,382 shares of our common stock held by the Paul and Beth Guez Living Trust, of which Paul and Elizabeth Guez are Co-Trustees (as Paul Guez is a Trustee of the trust, Paul Guez may be deemed to be the beneficial owner of the shares of our common stock held by the trust, however, Paul Guez disclaims beneficial ownership thereof), and 4,623,589 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the conversion of 1,000,000 shares of our Series A Convertible Preferred Stock held by Paul Guez.

(3)	Consists of 30,000 shares of our common stock and 250,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the exercise of outstanding stock options.

(4)	Consists of 50,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the exercise of outstanding stock options.

(5)	Consists of 50,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the exercise of outstanding stock options.

(6)
Consists of 56,983 shares of our common stock and 32,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the exercise of outstanding stock options.  Kevin R. Keating, one of our directors, is the father of the principal member of Keating Investments, LLC.  Keating Investments, LLC is the managing member of KRM Fund.  Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer.  Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by KRM Fund.  Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

(7)
Consists of 19,991,622 shares of our common stock and 5,005,589 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the exercise of outstanding stock options and the conversion of outstanding shares of our Series A Convertible Preferred Stock.

(8)
Consists of 2,500,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the conversion of outstanding convertible notes and 875,000 shares of our common stock that may be acquired from us within 60 days of March 27, 2008 upon the conversion of outstanding convertible notes.  Gemini Strategies, LLC is the Investment Manager to Gemini Master Fund, Ltd. and consequently has voting control and investment direction over the securities held by Gemini Master Fund, Ltd.  Gemini Strategies, LLC disclaims beneficial ownership of the shares held by Gemini Master Fund, Ltd.  Steven Winters is the Sole Managing Member of Gemini Strategies, LLC.  As a result, Mr. Winters may be deemed to be the beneficial owner of securities deemed to be beneficially owned by Gemini Strategies, LLC.  Mr. Winters disclaims beneficial ownership of these shares.

The following table sets forth certain information regarding beneficial ownership of our Series A Preferred Stock as of March 27, 2008, by (i) each executive officer and director, (ii) all executive officers and directors as a group, and (iii) each other stockholder known to be the beneficial owner of more than 5% of our outstanding Series A Convertible Preferred Stock.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of our Series A Preferred Stock actually outstanding at March 27, 2008.  Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown.  The following table assumes a total of 1,000,000 shares of our Series A Preferred Stock issued and outstanding as of March 27, 2008.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Beneficial Ownership
Executive Officers and Directors:
Paul Guez	1,000,000	100.0%

(1)	Unless otherwise stated, the address is c/o Blue Holdings, Inc., 5804 East Slauson Avenue, Commerce, California 90040.

PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

On March 5, 2008 we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Gemini Master Fund, Ltd., pursuant to which we issued an aggregate of $2.0 million of thirty-month 8% senior secured convertible notes, and five-year warrants to purchase an aggregate of 875,000 shares of our common stock, to Gemini Master Fund, Ltd.  Pursuant to the terms of the Securities Purchase Agreement, we may issue additional convertible notes in the aggregate principal amount of up to $1,000,000 and additional warrants to purchase up to an aggregate of 437,500 shares of our common stock within 45 days of March 5, 2008.

The convertible notes carry interest at a rate of 8% per annum (which interest rate shall increase to the lesser of 20% per annum or the maximum rate permitted under applicable law, from and for the continuation of an event of default) on the unpaid/unconverted principal balance, and are secured on a second priority basis against all of our assets.  One-twenty-fourth of the principal amount of the convertible notes, and accrued but unpaid interest thereon, are due and payable monthly in 24 installments beginning on the first day of each calendar month, commencing on the first day of the first full calendar month occurring after the date which is six months following the original issue date.  These installment payments can be made in cash or through the issuance of stock, at a price per share equal to the lesser of $0.80 and 85% of the average of the closing bid prices for the 10 consecutive trading days immediately preceding the date of issuance (the “Market Redemption Price”), provided that the following equity conditions are met: we have honored all conversions and redemptions; we have paid all amounts owing under the convertible notes; all of the shares issuable under the convertible notes are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, or under an effective registration statement; our common stock is trading on an eligible exchange or the OTC Bulletin Board; there is a sufficient number of authorized but unissued and unreserved shares of our common stock to permit the issuance of all the shares issuable under the convertible notes and warrants; no event of default exists; the issuance of the shares would not violate the beneficial ownership restrictions described below; there has been no public announcement of a fundamental transaction or change of control that has not been consummated; the investor is not in possession of material non-public information; and the closing bid price per share of our common stock is at least $0.50.

The convertible notes are convertible into approximately 2,500,000 shares of our common stock, based on an initial conversion price equal to $0.80 per share.  The additional convertible notes issuable pursuant to the terms of the Securities Purchase Agreement would be convertible into an aggregate maximum of an additional 1,250,000 shares of our common stock based on an initial conversion price of $0.80 per share.

The convertible notes are convertible at the option of the investors prior to their maturity.  Additionally, beginning twelve (12) months after their issuance, we can require the investors to convert the convertible notes if the volume-weighted average price (as determined pursuant to the convertible notes) of our common stock for any 20 out of 30 consecutive trading days exceeds $1.60 and the equity conditions described above are met.

The convertible notes include customary anti-dilution provisions.  While the convertible notes are outstanding, if we issue or sell, or are deemed to have issued or sold, any shares of our common stock (other than certain excluded issuances) for a consideration per share less than the per share conversion price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the per share conversion price then in effect pursuant to the convertible notes shall be reduced to the issuance price per share of such newly issued or sold securities.  We are not required to issue, and the investors are not permitted to convert the convertible notes into or exercise the warrants for, more than 42,000,000 shares of our common stock in the aggregate.

The maturity date of the convertible notes is twenty-four months after the first day of the first full calendar month occurring after the date which is six months following the original issue date.  At any time after six months following the original issue date, and provided that the equity conditions described above are met, we may redeem the convertible notes for cash in an amount equal to the sum of (i) 120% of the then outstanding principal amount of the convertible notes, (ii) all accrued but unpaid interest thereon, and (iii) all liquidated damages and other amounts due in respect of the convertible notes.

The investors will be entitled to accelerate the maturity of the convertible notes in the event that there occurs an event a default under the convertible notes, including, without limitation, if we fail to pay any amount under the convertible notes when due, if a judgment is rendered against us in an amount set forth in the convertible notes, if we breach any representation or warranty under the Securities Purchase Agreement or other transaction documents, or if we fail to comply with the specified covenants set forth in the convertible notes.  Upon the occurrence of an event of default and at the investors’ election, we will be obligated to pay to the investors an amount equal to (i) the greater of (A) 125% of the outstanding principal amount of the convertible notes, plus accrued and unpaid interest thereon, or (B) the outstanding principal amount of the convertible notes, plus accrued and unpaid interest thereon, divided by the lesser of the then applicable conversion price and the Market Redemption Price, multiplied by the volume weighted average price (as determined pursuant to the convertible notes), and (ii) all other amounts, costs and expenses due in respect of the convertible notes.

The warrants have an exercise price of $1.00 per share.  The warrants include customary anti-dilution provisions.  While the warrants are outstanding, if we issue or sell, or are deemed to have issued or sold, any shares of our common stock (other than certain excluded issuances) for a consideration per share less than the per share exercise price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the per share exercise price shall be reduced to an amount determined by multiplying the exercise price then in effect by a fraction (a) the numerator of which shall be the sum of (1) the number of shares of our common stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of our common stock which the aggregate consideration received by us for such additional shares would purchase at such exercise price, and (b) the denominator of which shall be the number of shares of our common stock outstanding immediately after such issue or sale, and the number of shares issuable upon exercise of the warrant shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.  We are not required to issue, and the investors are not permitted to, exercise the warrants for of convert the convertible notes into more than 42,000,000 shares of our common stock in the aggregate.

The convertible notes and warrants provide that if we have not obtained stockholder approval, we may not issue, upon conversion or exercise of the convertible notes and warrants, as applicable, a number of shares of our common stock which, when aggregated with any shares of our common stock issued on or after March 5, 2008 and prior to expiration of the warrants and the maturity of the convertible notes (A) in connection with the conversion of any convertible notes issued pursuant to the Securities Purchase Agreement or as payment of principal, interest or liquidated damages, (B) in connection with the exercise of any warrants issued pursuant to the Securities Purchase Agreement, and (C) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the Securities Purchase Agreement, would exceed 19.99% of the number of shares of our common stock outstanding on March 5, 2008.  The aforementioned cap will no longer be applicable upon the effectiveness of stockholder approval of the Financing, which will occur on the 20th day after the mailing of this information statement to our stockholders.

Under the terms of the convertible notes and the warrants an investor may not convert its convertible notes or exercise its warrants to the extent such conversion or exercise would cause such investor, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of our common stock following such conversion or exercise, excluding for purposes of such determination shares of our common stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants that have not been exercised.

In connection with the transactions contemplated by the Securities Purchase Agreement, our majority stockholders, Paul Guez (our Chairman of the Board of Directors) and Elizabeth Guez, each entered into a Lock-Up Letter Agreement pursuant to which they agreed not to offer, sell, pledge or otherwise dispose of any shares of our common stock for a 6-month period following the closing and at all times thereafter during which we have not been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the then preceding 90 days or have failed to file all reports required for the preceding 12 months, subject to specified limited exceptions.

Also in connection with the transactions contemplated by the Securities Purchase Agreement, we were required to pay our previously engaged placement agent an aggregate fee equal to 6% of the gross proceeds from the sale of the convertible note and warrant, 72% of which fee was payable through the issuance of a convertible note, and were required to issue a warrant to purchase 150,000 shares of our common stock, at an exercise price equal to $1.00.  On March 5, 2008, we paid the placement agent a cash fee of $33,600, and issued to the placement agent a convertible note (with the same terms as the convertible notes issued to the investors) in the aggregate principal amount of $86,400 and a warrant (with the same terms as the warrants issued to the investors) to purchase 150,000 shares of our common stock.  The convertible note issued to the placement agent is convertible into 108,000 shares of our common stock at a per share price of $0.80.

The net proceeds of approximately $1.964 million, after placement agent fees and transaction expenses, will be used for strategic initiatives and general working capital purposes.

The shares of our common stock issuable upon conversion of the convertible notes or exercise of the warrants will not have any effect on the rights of existing security holders.

On March 6, 2008, we filed a Notification Form: Listing of Additional Shares with the NASDAQ Stock Market to effectuate the listing of the shares of our common stock issuable upon conversion of the convertible notes and exercise of the warrants.

On March 4, 2008, our board of directors unanimously approved the Financing.  On March 5, 2008, the Financing was approved by the written consent of a stockholder representing approximately 61.1% of the then outstanding shares of our common stock, all of the outstanding shares of our Series A Convertible Preferred Stock, and 66.9% of the outstanding shares of our common stock and Series A Convertible Preferred Stock, voting together as a single class on an as-converted basis.  The approval of the Financing required the affirmative vote of a majority of the shares of our voting securities outstanding and entitled to vote.  As such, no vote or further action of our stockholders is required to approve the Financing.  You are hereby being provided with notice of the approval of the Financing by less than unanimous written consent of our stockholders.

REVERSE SPLIT OF COMMON STOCK

On March 21, 2008, our board of directors adopted and declared advisable a resolution approving an amendment to our Articles of Incorporation, as amended (“Articles of Incorporation”), to effectuate a pro-rata reverse split of our issued and outstanding common stock at a ratio ranging from 1-for-1.5 to 1-for-2.5, to be determined at the discretion of our board of directors.  In determining the ratio of the Reverse Split, our board of directors will assess numerous factors including, but not limited to, analysis of our most recent fiscal quarter, general economic conditions, the existing and expected marketability and liquidity of our common stock and our listing status on the NASDAQ Capital Market.  Our board of directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides our company with maximum flexibility to achieve the purposes of the Reverse Split.  The principal effect of the Reverse Split will be to decrease the number of issued and outstanding shares of our common stock (but not the total shares authorized for issuance).  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split.

The Reverse Split will be accomplished by amending our Articles of Incorporation to include paragraphs substantially in the following form (the bracketed sections will be filled in at such time as our board of directors determines the final ratio of the Reverse Split):

“The Board of Directors and stockholders of the Corporation have authorized and approved, effective as of [____________], 2008, a 1 for [__] reverse stock split whereby (i) each [__] shares of Common Stock of the Corporation issued shall, without action on the part of any stockholder, represent 1 share of Common Stock of the Corporation on such effective date, (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share, (iii) stockholders holding less than 100 shares of Common Stock of the Corporation as of the effective date of the reverse stock split shall not be affected by the reverse stock split, and (iv) stockholders holding [___] or fewer shares of Common Stock of the Corporation, but at least 100 shares of Common Stock of the Corporation, as of the effective date of the reverse stock split, shall be provided special treatment such that after the reverse stock split, those holders hold 100 shares of Common Stock of the Corporation.

The par value of $0.001 per share of the Common Stock of the Corporation shall not be changed.  The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.”

The Reverse Split will become effective on the date specified in the Certificate of Amendment of Articles of Incorporation (“Certificate of Amendment”) we file with the Nevada Secretary of State (the “Effective Date”).  The complete text of the form of the Certificate of Amendment is set forth as Appendix A to this Information Statement.  The exact timing of the filing of the Certificate of Amendment will be determined by our board of directors based upon its evaluation as to when the Reverse Split will be most advantageous to us and our stockholders, and our board of directors reserves the right to delay filing the Certificate of Amendment for up to twelve months.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, our board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

The Reverse Split will change neither the number of authorized shares of our common stock nor the par value per share of our common stock.  None of the rights of the common stock are being changed as a result of the Reverse Split and, therefore, the rights of the holders of our common stock will remain unchanged, including the right of one vote for each share of our common stock in any action requiring a vote of the holders of our common stock, the right to liquidation proceeds after any preference shares, and the right to receive dividends when and if declared by the board of directors.

We intend to file a Notification Form: Substitution Listing Event with the NASDAQ Stock Market to appropriately account for the effect of the Reverse Split on our outstanding shares of common stock on the NASDAQ Capital Market, at such time that our board of directors elects to effectuate the Reverse Split.

Stockholders do not have any dissenter or appraisal rights in connection with the Reverse Split.  There will be no change in the number of stockholders as a result of the Reverse Split.  There is no intention to take the Company private because of the Reverse Split or otherwise.

Special treatment of stockholders holding fewer than between 250 and 150 (depending on the ratio of the Reverse Split) (but at least 100) common shares and fractional share treatment

Our board of directors approved special treatment of stockholders of record holding fewer than between 250 and 150 (depending on the ratio of the Reverse Split) shares of our common stock to prevent those stockholders from holding less than 100 shares after the Reverse Split.  The special treatment is being afforded to preserve round lot stockholders (i.e., holders owning at least 100 shares).

Accordingly, stockholders holding less than between 250 and 150 (depending on the ratio of the Reverse Split) shares of our common stock but at least 100 shares of our common stock on the effective date of the Reverse Split (“Eligible Holders”), will receive 100 shares of our common stock after the Reverse Split.

The Reverse Split will not affect the common stock held by stockholders holding less than 100 shares as of the effective date of the Reverse Split.  The result of this special treatment is that an estimated 592 to 1,065 (depending on the ratio of the Reverse Split) additional shares of our common stock will be outstanding than if the Reverse Split identically affected all stockholders.  This represents between approximately 0.003% and 0.01% (depending on the ratio of the Reverse Split) of the total number of shares of our common stock outstanding after the Reverse Split.

No fractional shares will be issued for any fractional share interest created by the Reverse Split and held by a stockholder with more than 100 shares after the Reverse Split; those stockholders will receive a full share of our common stock for any fractional share interests created by the Reverse Split.

Reasons for Reverse Split and special treatment

Our common stock is currently listed on the NASDAQ Capital Market.  The continued listing requirements of the NASDAQ Capital Market require, among other things, that our common stock maintain a minimum bid price of $1.00 per share.  The bid price of our Common Stock has ranged between a low of $0.54 and a high of $2.04 between March 21, 2007 and March 20, 2008.  On November 12, 2007, we received a notification from the NASDAQ Listing Qualifications Department that our common stock had closed for more than 30 consecutive trading days below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Capital Market.  We have been afforded 180 calendar days, or until May 12, 2008, to regain compliance with the minimum bid price requirements.  If at anytime before May 12, 2008 the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, we expect that the NASDAQ Stock Market will provide written notification that we again comply with the bid price requirement for continued listing.  Our board of directors believes that following the Reverse Split the market price for our shares of common stock will increase.  There is no assurance, however, that the Reverse Split will cause our common stock to meet the minimum bid price requirement of the continued listing requirements of the NASDAQ Capital Market.  There is also no assurance that the market price for our common stock, immediately or shortly after the Reverse Split becomes effective, will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, or that any rise which may occur will be sustained.  Market conditions obey their own changes in investor attitudes and external conditions.  We are proposing the steps we deem appropriate to meet the market attractively, however, we cannot control the market’s reaction.

The Reverse Split and resulting anticipated increase in the price of our common stock should also enhance the acceptability and marketability of our common stock to the financial community and investing public.  We believe the recent per share price of our common stock may have an adverse effect on the marketability of our existing shares and the amount and percentage of transaction costs paid by individual stockholders.  It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.  There is no assurance, however, that a higher market price will encourage more broker-dealers or investors to become involved in our common stock.

As a general rule, potential investors who might consider making investments in our company may be unwilling to do so when we have a large number of shares issued and outstanding with little or no stockholders’ equity.  In other words, the “dilution” which new investors would suffer would discourage them from investing, as a general rule of experience.  A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

It should also be noted that the liquidity of our common stock might be adversely affected by the Reverse Split given the reduced number of shares of our common stock that would be outstanding after the Reverse Split.  Our board of directors anticipates, however, that the expected higher market price as a result of the Reverse Split will reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Effect of Reverse Split

The following table sets forth the effect of the Reverse Split and the special treatment being afforded to Eligible Holders to preserve round lot stockholders.

TABLE SHOWING EFFECT OF 1 FOR 1.5/2.5 REVERSE SPLIT

Number of Shares Held by Stockholder Prior to Reverse Split	Number of Shares Held by Stockholder After Reverse Split (Assuming 1-for-1.5)	Number of Shares Held by Stockholder After Reverse Split (Assuming 1-for-2.5)
Less than 100 shares	Same Number as Held Prior to Reverse Split	Same Number as Held Prior to Reverse Split
100 shares to 150/250 Shares (1)	100 shares	100 shares
151/251 shares	101 shares	101 shares
1,000 shares	667 shares	400 shares
5,000 shares	3,334 shares	2,000 shares
10,000 shares	6,667 shares	4,000 shares
25,000 shares	16,667 shares	10,000 shares
50,000 shares	33,334 shares	20,000 shares

(1)	Assumes such holder is an Eligible Holder as described above.

The following table sets forth the approximate percentage reduction in the outstanding shares of our common stock and the approximate number of shares of our common stock that would be outstanding as a result of the Reverse Split, based on 27,982,200 shares of our common stock issued and outstanding as of March 27, 2008:

Proposed Reverse Split Ratio	Percentage Reduction	Shares outstanding After Reverse Split*
1-for-1.5	33%	18,654,800
1-for-2	50%	13,991,100
1-for-2.5	60%	11,192,880

*	Does not account for special treatment.

Under the Reverse Split, the number of authorized shares of our common stock will not be reduced.  This will increase significantly the ability of our board of directors to issue authorized and unissued and unreserved shares of our common stock without further stockholder action.  The issuance in the future of such additional authorized shares of our common stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our common stock and Series A Convertible Preferred Stock.  The effective increase in the number of authorized but unissued and unreserved shares of our common stock may be construed as having an anti-takeover effect as further discussed below.

We are presently authorized under our Articles of Incorporation to issue 75,000,000 shares of our common stock and 5,000,000 shares of preferred stock.  We are not proposing to reduce the amount of authorized shares of our common stock or preferred stock.  Following the Reverse Split, there will be fewer shares of our common stock (as set forth in the table above) and 1,000,000 shares of our Series A Convertible Preferred Stock outstanding.  With an authorized number of 75,000,000 shares of our common stock remaining unchanged (as described above), the Company will have between approximately 50,678,866 and 60,407,320 unissued and unreserved shares of our common stock that will be available for future issuance.  In addition, since the Reverse Split will not effect our outstanding shares of preferred stock, we will have 4,000,000 shares of preferred stock available for future issuance.

Because the shares of our common stock held by stockholders holding 99 or fewer shares of our common stock will not be affected by the Reverse Split, and because Eligible Holders holding between 150 and 250 (depending on the ratio of the Reverse Split) or fewer shares of our common stock but at least 100 shares of our common stock as of the effective date of the Reverse Split will receive 100 shares of our common stock after the Reverse Split, the Reverse Split will not increase the number of stockholders who own “odd lots” of less than 100 shares of our common stock.  Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of 100 shares or more.  We also incur added administrative costs for holders who only hold a few shares of our common stock including transfer agent fees, stockholder mailing costs, etc.  Further, we will not suffer any reduction in current round lot holders.

In addition, because the shares of our common stock held by stockholders holding less than 100 shares of our common stock will not be affected by the Reverse Split, and because Eligible Holders holding between 150 and 250 (depending on the ratio of the Reverse Split) or fewer shares of our common stock but at least 100 shares of our common stock as of the effective date of the Reverse Split will receive 100 shares of our common stock after the Reverse Split, the Reverse Split will not affect all stockholders uniformly and will adversely affect the percentage ownership interest of stockholders holding more than 100 shares of our common stock, particularly those holding more than between 150 and 250 (depending on the ratio of the Reverse Split) shares of our common stock.  Because of the special treatment afforded these stockholders, proportionate voting rights and other rights and preferences of the holders of our common stock who hold more than 100 shares of our common stock, will also be adversely affected by the Reverse Split.  However, this special treatment will only result in a maximum estimated 7,160 additional shares of our common stock being outstanding than if all stockholders were identically affected by the Reverse Split.  This represents a maxim of approximately 0.06% of the total outstanding shares of our common stock after the Reverse Split.

Potential Anti-Takeover Effects.

Certain provisions of our Articles of Incorporation and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Our Articles of Incorporation allow our board of directors to issue 4,000,000 additional shares of preferred stock, in one or more series and with such rights and preferences including voting rights, without further stockholder approval.  In the event that our board of directors designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult.  As a result, these provisions may have an anti-takeover effect.  The preferred stock authorized in our Articles of Incorporation may inhibit changes of control that are not approved by our board of directors.  These provisions could limit the price that future investors might be willing to pay in the future for our common stock.  This could have the effect of delaying, deferring or preventing a change in control of our company.  The issuance of preferred stock could also effectively limit or dilute the voting power of our stockholders.  According, such provisions of our Articles of Incorporation may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our stockholders.

Following the Reverse Split, we will have available between approximately 50,678,866 and 60,407,320 authorized but unissued and unreserved shares of our common stock available for future issuance without stockholder approval.  These additional shares may be used for a variety of corporate purposes, including a future public offering to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved shares of our common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.  As a result, our issuance of these shares could have an anti-takeover effect.

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations, such as our company:

Authorized but Unissued Stock.  The authorized but unissued and unreserved shares of our common stock are available for future issuance without stockholder approval.  These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals.  The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and our subsidiaries, and on the communities and geographical areas in which they operate.  Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.  Our board of directors believes such provisions are in the long-term best interests of our company and our stockholders.

Control Share Acquisitions.  We are subject to the Nevada control share acquisitions statute.  This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control.  With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders.  Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.  The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power.  Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares.  The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

The Reverse Split is not the result of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.  The Reverse Split is not part of a plan by management to adopt a series of provisions having an anti-takeover effect and management does not presently intend to propose other anti-takeover measures in future stockholder votes.

No exchange of stock certificates required.

Upon the Reverse Split becoming effective, stockholders (at their option and at their expense) may exchange their stock certificates representing pre-Reverse Split common shares for new certificates representing post-Reverse Split common shares.  Stockholders are not required to exchange their stock certificates.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Accounting consequences

Upon the Reverse Split becoming effective, the par value per share of our common stock would remain unchanged at $0.001 per share.  As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The net income or loss and net book value per share of our common stock will be increased because there will be fewer shares of our common stock outstanding.  It is not anticipated that any other accounting consequences would arise as a result of the Reverse Split.

Required consent

On March 21, 2008, the Reverse Split was approved by the written consent of a stockholder representing approximately 62.1% of the then outstanding shares of our common stock, all of the outstanding shares of our Series A Convertible Preferred Stock, and 66.9% of the outstanding shares of our common stock and Series A Convertible Preferred Stock, voting together as a single class on an as-converted basis.  The approval of the Reverse Split required the affirmative vote of a majority of the shares of our voting securities outstanding and entitled to vote.  As such, no vote or further action of our stockholders is required to approve the Reverse Split.  You are hereby being provided with notice of the approval of the Reverse Split by less than unanimous written consent of our stockholders.

ADDITIONAL INFORMATION

Please read all the sections of this information statement carefully.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference facilities maintained at the SEC at 100 F Street, N.E.,  Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

/s/ Glenn S. Palmer
Glenn S. Palmer
Director, Chief Executive Officer and President

Commerce, California
April 18, 2008

Exhibit A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BLUE HOLDINGS, INC.
______________________________

Pursuant to Section 78.390 of the
General Corporation Law of Nevada
_____________________________

The undersigned Chief Executive Officer of Blue Holdings, Inc. (“Corporation”) DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is Blue Holdings, Inc.

SECOND:  The stockholders of the Corporation approved a reverse split of the outstanding shares of the Corporation’s Common Stock and Article Fourth of the Articles of Incorporation is amended in its entirety to read as follows:

ARTICLE FOURTH

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares, of which 75,000,000 shares shall be classified as common stock, $0.001 par value per share (“Common Stock”), and 5,000,000 shares shall be classified as preferred stock, $0.001 par value per share (“Preferred Stock”).  The Common Stock and/or Preferred Stock of the Corporation may be issued from time to time without the approval of the stockholders and for such consideration as may be fixed from time to time by the board of directors.  The board of directors may issue such shares of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be sated in the resolution or resolutions.

The Board of Directors and stockholders of the Corporation have authorized and approved, effective as of [____________], 2008, a 1 for [__] reverse stock split whereby (i) each [__] shares of Common Stock of the Corporation issued shall, without action on the part of any stockholder, represent 1 share of Common Stock of the Corporation on such effective date, (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share, (iii) stockholders holding less than 100 shares of Common Stock of the Corporation as of the effective date of the reverse stock split shall not be affected by the reverse stock split, and (iv) stockholders holding [___] or fewer shares of Common Stock of the Corporation, but at least 100 shares of Common Stock of the Corporation, as of the effective date of the reverse stock split, shall be provided special treatment such that after the reverse stock split, those holders hold 100 shares of Common Stock of the Corporation.

The par value of $0.001 per share of the Common Stock of the Corporation shall not be changed.  The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.

THIRD:  The foregoing Amendment of the Articles of Incorporation was duly approved by the Corporation’s Board of Directors and was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment this ___ day of _________, 2008.

Glenn S. Palmer, President